UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010

NetLogic Microsystems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

    On May 21, 2010, the Company held its annual meeting of stockholders at which stockholders approved the following:

(i)
Proposal 1. Elected Leonard Perham and Alan Krock to serve as Class III directors to hold office until the 2013 annual meeting of stockholders or until their respective successors have been elected or appointed;

(ii)	Proposal 2. Approved an increase of 2,700,000 shares to be reserved for issuance under the Company’s 2004 Equity Incentive Plan; and

(iii)	Proposal 3. Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010.

    Voting results were as follows:

(i)	Proposal 1 – Election of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Leonard Perham	31,793,112	2,228,195	1,701,863
Alan Krock	33,580,040	441,267	1,701,863

(ii)	Proposal 2 – Increase in Shares Reserved under Company’s 2004 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
26,096,497	7,701,753	223,057	1,701,863

(iii)	Proposal 3 – Ratification of Independent Auditors.

For	Against	Abstain	Broker Non-Votes
35,263,907	454,930	4,333	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: May 26, 2010	By:	/s/ Michael T. Tate
Michael T. Tate Vice President and Chief Financial Officer